UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): JANUARY 29, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2008, Atari, Inc. (“Atari” or the “Company”) entered into a letter agreement with Arturo Rodriguez regarding his employment with Atari and his compensation. Mr. Rodriguez is Atari’s Vice President — Controller and has served as Atari’s acting Chief Financial Officer since May 16, 2007. Under the terms of the letter agreement, Mr. Rodriguez is entitled to a retention bonus equal to three months his current base salary (the “Retention Bonus”) in exchange for his commitment to continued employment with Atari through the filing of Atari’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008. The Retention Bonus would be paid within ten business days following the earliest of (i) the termination of his employment by the Company, (ii) the filing of the March 31, 2008 Form 10-K and (iii) July 31, 2008 (the earliest such date, the “Trigger Date”). After the Trigger Date, Mr. Rodriguez may separate his employment from the Company with no less than fifteen days’ notice, after which he would be entitled to receive severance of twenty-six weeks of his current base salary and current elected benefits. The foregoing summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the letter agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:
99.1	Letter dated January 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Curtis G. Solsvig III
Curtis G. Solsvig III
Chief Restructuring Officer

Date: February 4, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Letter dated January 29, 2008